ACQUISITION AGREEMENT

BETWEEN

C2E ENERGY INC
Hereinafter referred to as "C2E"
Registration No. 65-1139235

registered in the State of Florida, U.S.A.
herein represented by Alan Marneweck
in his capacity as a Director, he being duly
authorized thereto by resolution of the Company
passed at a meeting held at Beijing
on the 27th day of November 2010

of: 3360 NW 53rd Circle
Boca Raton,
Florida, USA, 33496
Tel: (011) 513 3558
Fax: (011) 513 3084
E-mail: Marneweck.alan@gmail.com

and

Beijing Yihaotong Information Technology Co., Ltd.
Hereinafter referred to as "Honeytone"
Registration No. 110108007324150

herein represented by Wencui Liu
in his capacity as a Director, he being duly
authorized thereto by resolution of the Company
passed at a meeting held at Beijing
on the 27th day of November 2010

of: No. 25 Xiaoying Rd.
Chaoyang District
Beijing PRC
Tel: (8610) 5904 6168
Fax: (8610)5904 6170
E-mail:cjl606@gmail.com

1 PREAMBLE

1.1 Honeytone is the China Mom-baby Mobile Health Information Service Platform developed by China Telecom and Beijing Yihaotong Information Technology Co., Ltd. since 2004, which provides remote NST on mobile terminals and pregnancy information on cell-phones, making it the NO.1 brand for China 3G mom-baby services, The company has obtained the aptitude for Trans-regional All-network Value-added Communications (the SP aptitude) issued by the Ministry of Industry and Information Technology.;

1.2 It has been agreed that C2E will acquire the shares in Honeytone together with the said project for the purposes of growing the business in China ;

1.3 Both parties enter into this agreement willingly with the express intention of mutually benefitting one another.

2. INTERPRETATION

2.1 The annexures to this agreement are deemed to be incorporated in and form part of this agreement.

2.2 If any provision of this agreement is in conflict or inconsistent with any law, the invalidity of such provision shall not affect the validity of the remainder of the provisions hereof,

2.3 This agreement shall be governed by and construed and interpreted in accordance with the laws of the USA

3. DEFINITIONS

In this agreement, unless inconsistent with the context, the following expressions shall bear the meanings assigned to them below:

3.1	"the ATTORNEYS"	shall mean WERTHEIM BECKER INC, Attorneys of 1st Floor, Oxford Manor, 196 Oxford Road, Illovo, Johannesburg, P O Box 2277, Houghton, 2041;
3.2	"C2E"	shall mean C2E Energy Inc,

		Registration No. 65-1139235;
3.3	"the EFFECTIVE DATE"	shall mean the 27th day of November 2010;
3.4	"Honeytone"	shall mean Beijing Yihaotong Information Technology Co., Ltd., Registration No. 110108007324150;
3.5	"SIGNATURE DATE"	shall mean the date of signature of this agreement by the party signing last;
3.6	"TECHNOLOGY"	shall mean the technology owned and/or patented by Honeytone in the beneficiation of the said project;
3.7	"TECHNOLOGY LICENCE"	shall mean the licence to use and/or transfer the technology to any party which licence is annexed hereto marked "A";

4. SHARE CAPITAL

It is recorded that the authorised share capital of C2E is 2 000 000 000 (Two Billion) shares of .001c (point zero zero one cent) each;

5. ACQUISITION OF SHARES IN HONEYTONE BY C2E

5.1 C2E shall acquire the 51% of total issued share capital in Honeytone for the consideration shown in clause 6;

5.2 The share certificates of Honeytone, together with share transfer forms signed in blank duly annexed thereto in Honeytone hereby transferred to C2E, shall be delivered to the Attorneys to be held in trust by them for delivery to C2E on conclusion of this agreement and the implementation of the terms and provisions hereof.

6. CONSIDERATION.

6.1 C2E shall issue and transfer 5 000 000 (Five Million) shares in C2E to Honeytone in consideration for the acquisition of the 51% shares in Honeytone by C2E for the use and exploitation of the TECHNOLOGY.

6.2 The share certificates of C2E, together with share transfer forms signed in blank duly annexed thereto in C2E hereby transferred to Honeytone, shall be delivered to the Attorneys to be held in trust by them for delivery to Honeytone on conclusion of this agreement and the implementation of the terms and provisions hereof.

6.3 In order to grow the Honeytone business, C2E will with Honeytone, raise RMB 300 million through IPO to expand the current Honeytone business to meet market demand.

6.4 C2E will assist in the raising of further finance required to grow the Honeytone business on a case by case basis.

6.5 It is recorded that C2E and Honeytone both wish to float shares on the Nasdaq stock exchange. C2E intends floating Honeytone on the Nasdaq stock exchange within 4 months(or before March 31st 2011).

7. DIRECTORS

After conclusion of this agreement and implementation of the provisions hereof:

7.1 C2E shall appoint 2 directors to act as representative of the Board of Directors of Honeytone.

8. CONDITION PRECEDENT

It is a condition precedent of this agreement and a specific term of this agreement, but for which this agreement would not have been concluded:-

8.1 that Honeytone is the registered owner of the TECHNOLOGY patents and rights and is entitled to deal therewith as envisaged in this agreement and in terms of the TECHNOLOGY LICENCE;

8.2 it is entitled to cede and assign the exclusive global rights to market and sell the finished products produced by Honeytone, outside China to C2E;

8.3 as per clause 8.2, C2E will have the unfettered use thereof to promote, market and sell Honeytone products on an exclusive basis globally excluding China;

9. **<u>WARRANTIES</u>**

9.1 Honeytone warrants that:-

9.1.1 it has the license to utilize and exploit the TECHNOLOGY which has been paid for and that there is no amount owing in respect thereof;

9.1.2 it has no liabilities other than those incurred during the normal course of business;

9.1.3 there are no actions pending or threatened and that it is not aware of any action which may, in any way, impinge on or affect the right to the use of the TECHNOLOGY by it or by C2E;

9.1.4 no one has a better or other right to use the TECHNOLOGY;

9.1.5 the TECHNOLOGY LICENCE, a copy of which is annexed hereto marked "A" is valid and correct and in operation and that it has the right to utilize and exploit the TECHNOLOGY;

10. UNDERTAKINGS

The parties hereto undertake to assign all documents, pass all resolutions and do all things necessary in order to give effect to the provisions hereof immediately upon being requested to do so.

11. BREACH

In the event that any of the parties commits a breach of this agreement and fails to remedy such breach within 7 (SEVEN) days of being required to do so in writing, or if the breach is not capable of being remedied within 7 (SEVEN) days then within such period as may be reasonable in the circumstances, then the aggrieved party shall be entitled to terminate this agreement or to claim specific performance without prejudice to the aggrieved party's rights to claim damages and without prejudice to the aggrieved party's rights at law.

12. ENTIRE CONTRACT

The parties record that this agreement constitutes the entire contract between them and that there are no ancillary or collateral agreements between them.

13. NON-VARIATION

No alteration, variation or suspension of any of the terms of this agreement shall be of any force or effect unless reduced to writing and signed by the parties.

14. ACKNOWLEDGEMENT

The parties acknowledge that there are no understandings between them not recorded herein and that neither party has been induced to conclude this agreement by representations made by the other party which are not recorded herein and the transaction evidence in this agreement shall be deemed to have been concluded on the basis that both parties act as principals.

15. NON WAIVER

No latitude, extension of time or other indulgence which may be given or allowed by either party to the other in regard to the performance of any obligation in terms hereof shall under any circumstances operate as a waiver or novation of or otherwise affect any of such party's rights in terms hereof or arising herefrom, or preclude either party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

16. DOMICILIA AND NOTICES

16.1 The parties hereby chooses domicilium citandi et executandi for all matters arising out of this agreement at the addresses set out after their names at the head of this agreement.

16.2 Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by any of the parties from another, including by way of fax transmission, shall be an adequate written notice or communication to such party notwithstanding that it has not been addressed to the domicilium citandi et executandi of such party.

17. COSTS

The costs hereof shall be borne by C2E subject all due diligence are done and approved

THUS DONE AND SIGNED at Beijing on this the 27th day of November 2010.

For and on behalf of -

C2E

C2E ENERGY INC. USA Reg.No: 65-1139235

THUS DONE AND SIGNED at Beijing on this the 27th day of November 2010.

For and on behalf of -

Honeytone

THUS DONE AND SIGNED at Beijing on this the 27th day of November 2010.

AS WITNESSES:

1. ______________________

2. ______________________